Exhibit 99.1

DiaMedica Therapeutics Reports Full Year 2025 Financial Results and Provides Business Highlights

●	Received Regulatory Approval from Health Canada Supporting Initiation of Phase 2 DM199 Study in Early-onset Preeclampsia.

●	DM199 Preeclampsia Phase 2 Investigator-Sponsored Trial (IST) Part 1a Expansion Cohort Enrolling, Completion Expected in 1H 2026.

●	ReMEDy2 Phase 2/3 AIS Trial of DM199 Approaching 70% of Required Interim Enrollment; Interim Analysis planned 2H 2026.

●	$60 million in Cash, Cash Equivalents and Investments, Anticipated Runway through 2H 2027.

●	Conference Call and Webcast on March 31 at 8:00 AM ET / 7:00 AM CT.

Minneapolis, Minnesota – March 30, 2026 (Business Wire) – DiaMedica Therapeutics Inc. (Nasdaq: DMAC), a clinical-stage biopharmaceutical company focused on developing novel treatments for preeclampsia (PE), fetal growth restriction (FGR), and acute ischemic stroke (AIS), today provided a business update and reported financial results for the year ended December 31, 2025. Management will host a conference call on Tuesday, March 31, 2026, at 8:00 AM Eastern Time / 7:00 AM Central Time to provide a business update and discuss full-year 2025 financial results.

“We continue to make meaningful progress across our clinical programs, highlighted by further advancement of the DM199 preeclampsia (PE) program. In the IST, enrollment continues in the expansion cohort for Part 1a, and we anticipate initiating Parts 2 and 3, which will evaluate participants with early-onset preeclampsia and fetal growth restriction. We are also preparing to initiate a DiaMedica-sponsored Phase 2 study in early-onset preeclampsia later this year. There remains a critical need for differentiated, well-tolerated therapies that can deliver clinically meaningful benefits, prolong pregnancy, and improve outcomes for both the mother and baby,” said Rick Pauls, President and Chief Executive Officer of DiaMedica Therapeutics. “We are encouraged by the momentum in our ReMEDy2 acute ischemic stroke trial, which is approaching 70% of the required enrollment for the planned interim analysis, and we remain on track to complete the interim analysis in the second half of 2026. This, combined with a strong cash position expected to fund operations through the second half of 2027, supports our continued focus on advancing DM199 through key clinical and regulatory milestones in 2026.”

Recent Corporate Highlights

Preeclampsia Phase 2 IST Clinical Development:

●	Part 1a (PE, planned delivery within 72 hours): Enrollment is ongoing, with completion anticipated in the first half of 2026, with an updated Part 1a dataset available later in 2026.

●

Part 1b (PE, planned delivery within 72 hours) and Part 2 (early onset PE with expectant management): Based on clinical learnings from Part 1a, protocol amendments for Parts 1b and 2 are being finalized to refine the treatment regimen, with initiation expected following completion of the ongoing Part 1a expansion cohort.

●	Part 3 (fetal growth restriction): The first patient with early-onset fetal growth restriction, who is not diagnosed with preeclampsia, is expected to be dosed in Q2 2026.

Early-Onset Preeclampsia Phase 2 DiaMedica Sponsored Trial:

●

Open-label, dose-range finding, Phase 2 study of DM199 in participants with early onset preeclampsia to be conducted in North America (United States & Canada) and the United Kingdom (UK) to evaluate safety, early signals of efficacy and selection of an optimal dose regimen.

●	DiaMedica received a “No Objection Letter” (NOL) from Health Canada enabling the initiation of this trial in Canada.
●

DiaMedica plans to discuss alternate species with the FDA and hopes to have an update on an agreement with the FDA next quarter, and will conduct this Phase 2 study while working on an alternate species with the FDA.

●	Clinical trial application to expand this Phase 2 trial to include sites in the United Kingdom (U.K.) filing planned for the second quarter of 2026.

Acute Ischemic Stroke ReMEDy2 Phase 2/3 Clinical Developments:

●	Enrollment in DiaMedica’s Phase 2/3 ReMEDy2 (NCT065216) trial is approaching 70% of the required enrollment for the interim analysis.
●	DiaMedica reaffirms guidance for completion of the interim analysis in the second half of 2026.

Financial Results Highlights for the Year Ended December 31, 2025

●

Cash Position and Runway – Cash and short-term investments were $59.9 million as of December 31, 2025, compared to $44.1 million as of December 31, 2024. The increase in cash and short-term investments is due to net proceeds received from the sale of common shares in the Company’s July 2025 private placement and under its at-the-market offering program. Based on its current plans, the Company anticipates its current cash and short-term investments will be sufficient to fund its planned clinical studies and support corporate operations through the second half of 2027.

●

Cash Flows – Net cash used in operating activities for the year ended December 31, 2025, was $29.1 million compared to $22.1 million for the year ended December 31, 2024. The increase in cash used in operating activities resulted primarily from increased net loss, partially offset by changes in operating assets and liabilities during the current period.

●

Research and Development (R&D) – R&D expenses were $24.6 million for the year ended December 31, 2025, compared to $19.1 million for the year ended December 31, 2024. The increase is due primarily to cost increases driven by the continuation of the Company’s ReMEDy2 clinical trial, including its global expansion, the expansion of the clinical team in the prior and current year periods, including increased non-cash share-based compensation costs. These increases were partially offset by cost reductions related to manufacturing process development work performed and completed in the prior year period. DiaMedica expects its R&D expenses to increase moderately in future periods relative to recent periods, as the Company continues its clinical development program in PE and the ReMEDy2 trial continues to enroll, including its global expansion.

●

General and Administrative (G&A) – G&A expenses were $9.8 million for the year ended December 31, 2025, up from $7.6 million for the year ended December 31, 2024. The increase was due to a series of factors, including increased non-cash share-based compensation expense, increased personnel costs, increased investor relations expenses and increased patent prosecution costs. DiaMedica expects G&A expenses to remain steady or increase slightly in future periods relative to recent periods.

Conference Call and Webcast Information

DiaMedica Management will host a conference call and webcast to discuss its business update and full year 2025 financial results on Tuesday, March 31, 2026, at 8:00 AM Eastern Time / 7:00 AM Central Time:

Date:	Tuesday, March 31, 2026
Time:	7:00 AM CDT / 8:00 AM EDT
Web access:	https://app.webinar.net/bxPLk6nkE0q
Dial In:	(646) 357-8766
Conference ID:	4545194

Interested parties may access the conference call by dialing in or listening to the simultaneous webcast. Listeners should log on to the website or dial in 15 minutes prior to the call. The webcast will remain available for play back on the Company’s website, under investor relations - events and presentations, following the earnings call and for 12 months thereafter. A telephonic replay of the conference call will be available until April 7, 2026, by dialing (800) 770-2030 (US Toll Free) and entering the replay passcode: 4545194#.

About DiaMedica Therapeutics Inc.

DiaMedica Therapeutics Inc. is a clinical-stage biopharmaceutical company committed to improving the lives of people suffering from serious ischemic diseases with a focus on preeclampsia, fetal growth restriction and acute ischemic stroke. DiaMedica’s lead candidate, DM199, is the first pharmaceutically active recombinant (synthetic) form of the KLK1 protein, an established therapeutic modality in Asia for the treatment of acute ischemic stroke, preeclampsia, and other vascular diseases. For more information, visit the Company’s website at www.diamedica.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and forward-looking information that are based on the beliefs of management and reflect management’s current expectations. When used in this press release, the words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” or “will,” the negative of these words or such variations thereon or comparable terminology and the use of future dates are intended to identify forward-looking statements and information. Forward-looking statements and information in this press release include statements regarding the Company’s expectations regarding the timing, nature and requirements for regulatory applications and approvals, including its application for an IND for the study of DM199 as a treatment for preeclampsia and fetal growth restriction and its conducting a Phase 2 trial in these indications; ReMEDy2 trial enrollment and timing of interim analysis; anticipated clinical benefits and success of DM199 for the treatment of preeclampsia, fetal growth restriction and acute ischemic stroke; future R&D and G&A expenses and the Company’s projected cash runway. By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Applicable risks and uncertainties include, among others, risks and uncertainties relating to the timing and outcomes of non-clinical studies; risks and uncertainties relating to the timing of studies and trials; risks and uncertainties relating to the clinical expansion into preeclampsia and associated trials; the risk that existing preclinical and clinical data may not be predictive of the results of ongoing or later clinical trials; DiaMedica’s plans to develop, obtain regulatory approval for and commercialize its DM199 product candidate for the treatment of preeclampsia, fetal growth restriction, and acute ischemic stroke and its expectations regarding the benefits of DM199; DiaMedica’s ability to conduct successful clinical testing of DM199 and within its anticipated parameters, site activations, enrollment numbers, costs and timeframes; the perceived benefits of DM199 over existing treatment options; the potential direct or indirect impact of hospital and medical facility staffing shortages, increased tariffs and worldwide global supply chain shortages on DiaMedica’s business and clinical trials, including its ability to meet its site activation and enrollment goals; DiaMedica’s reliance on collaboration with third parties to conduct clinical trials; DiaMedica’s ability to continue to obtain funding for its operations, including funding necessary to complete current and planned clinical trials and obtain regulatory approvals for DM199 for preeclampsia, fetal growth restriction, and acute ischemic stroke; and the risks identified under the heading “Risk Factors” in DiaMedica’s annual report on Form 10-K for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (SEC) and subsequent SEC reports. The forward-looking information contained in this press release represents the expectations of DiaMedica as of the date of this press release and, accordingly, is subject to change after such date. Readers should not place undue importance on forward-looking information and should not rely upon this information as of any other date. While DiaMedica may elect to, it does not undertake to update this information at any particular time except as required in accordance with applicable laws.

Contact:

Scott Kellen

Chief Financial Officer

Phone: (763) 496-5118
skellen@diamedica.com

For Investor Inquiries:
Mike Moyer
Managing Director, LifeSci Advisors, LLC

Phone: (617) 308-4306
mmoyer@lifesciadvisors.com

Media Contact:
Madelin Hawtin
LifeSci Communications

mhawtin@lifescicomms.com

DiaMedica Therapeutics Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2025	2024
Operating expenses:
Research and development	$24,614	$19,057
General and administrative	9,783	7,624
Total operating expenses	34,397	26,681

Operating loss	(34,397)	(26,681)

Other income:
Other income, net	1,659	2,267
Total other income, net	1,659	2,267

Loss before income tax expense	(32,738)	(24,414)

Income tax expense	(28)	(30)

Net loss	(32,766)	(24,444)

Other comprehensive income
Unrealized gain on marketable securities	27	17

Comprehensive loss	$(32,739)	$(24,427)

Basic and diluted net loss per share	$(0.70)	$(0.60)
Weighted average shares outstanding – basic and diluted	46,980,777	40,404,681

DiaMedica Therapeutics Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$15,647	$3,025
Marketable securities	44,243	41,122
Prepaid expenses and other assets	481	227
Amounts receivable	258	236
Total current assets	60,629	44,610

Non-current assets:
Deferred offering costs	400	—
Operating lease right-of-use asset	197	279
Property and equipment, net	145	148
Deposits	—	1,308
Total non-current assets	742	1,735

Total assets	$61,371	$46,345

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,475	$940
Accrued liabilities	3,545	4,347
Operating lease obligation	101	90
Finance lease obligation	11	13
Total current liabilities	5,132	5,390

Non-current liabilities:
Operating lease obligation, non-current	124	225
Finance lease obligation, non-current	4	12
Total non-current liabilities	128	237

Shareholders’ equity:
Common shares, no par value; unlimited authorized; 53,742,370 and 42,818,660 shares issued and outstanding, as of December 31, 2025 and 2024, respectively	—	—
Paid-in capital	228,829	180,697
Accumulated other comprehensive income	50	23
Accumulated deficit	(172,768)	(140,002)
Total shareholders’ equity	56,111	40,718
Total liabilities and shareholders’ equity	$61,371	$46,345

DiaMedica Therapeutics Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(32,766)	$(24,444)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	3,846	2,085
Amortization of discounts on marketable securities	(942)	(1,343)
Non-cash lease expense	82	75
Depreciation	43	39
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(254)	184
Amounts receivable	(22)	133
Deposits	1,308	(1,308)
Accounts payable	535	14
Accrued liabilities	(892)	2,489
Net cash used in operating activities	(29,062)	(22,076)

Cash flows from investing activities:
Purchase of marketable securities	(59,278)	(50,411)
Maturities and sales of marketable securities	57,126	59,000
Purchase of property and equipment	(40)	(25)
Net cash provided by (used in) investing activities	(2,192)	8,564

Cash flows from financing activities:
Proceeds from issuance of common shares, net of offering costs	43,282	11,747
Proceeds from the exercise of stock options	1,004	256
Principal payments on finance lease obligations	(10)	(9)
Deferred financing costs, net	(400)	—
Net cash provided by financing activities	43,876	11,994

Net increase (decrease) in cash and cash equivalents	12,622	(1,518)
Cash and cash equivalents at beginning of period	3,025	4,543
Cash and cash equivalents at end of period	$15,647	$3,025

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$28	$26
Assets acquired under financing lease	$—	$30